EXHIBIT 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1995, except for Notes 1 and 12, as to which date is July 23, 1995, in the Registration Statement on Form S-4 and the related Prospectus of Granite Broadcasting Corporation for the registration of $110,000,000 9 3/8% Senior Subordinated Notes due December 1, 2005.




Leslie Sufrin and Company, P.C.

New York, New York
May 28, 1996